UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2007

FUEGO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2078925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19250 NW 89th Court, Miami, Florida 33018

(Address of Principal Executive Offices, Including Zip Code)

(305) 829-3777

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  On September 21, 2007, Braverman International, P.C. resigned as our auditor.

Braverman International, P.C.'s reports on Fuego Entertainment Inc.'s financial statements for either of the past two years, May 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles except that the reports contained going concern qualifications.

During Fuego Entertainment Inc.'s two most recent fiscal years, May 31, 2006 and 2007, and the subsequent period through the date of termination, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Braverman International, P.C. Termination Letter

SIGNATURES

FUEGO ENTERTAINMENT, INC.

Date: October 9, 2007	By:	/s/ Hugo M. Cancio
Hugo M. Cancio
Title: Principal Executive Officer